Exhibit 99.1

NB Bancorp, Inc. Reports Full Year 2023 Financial Results

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, February 28, 2024 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank, today announced its 2023 financial results.

Concurrent with its mutual-to-stock conversion and as described in the prospectus for its initial public offering (“IPO”), the Company made a one-time donation of $2.0 million in cash and 1.7 million shares of common stock to the Needham Bank Charitable Foundation at a total market value of $19.1 million. This contribution, in addition to a one-time conversion and IPO-related compensation, pension termination expense and tax expense related to the impact of public company tax laws resulted in net income of $9.8 million for the year ended December 31, 2023, compared to net income of $30.1 million reported for the year ended December 31, 2022. Net income excluding conversion and IPO-related expenses, which excludes these one-time amounts, was $34.3 million for the year ended December 31, 2023, compared to $30.1 million reported for the prior year.

“The capital that the Company raised from its IPO will be transformative as we move forward. It will provide us with the ability to grow in a safe and prudent manner, allowing us to be selective in how we deploy the capital into growing market share and serving our customers’ needs,” said Joseph Campanelli, Chairman, President and Chief Executive Officer. “The team’s efforts in completing the IPO were exceptional. We look forward to continue building on our 132-year history of serving the local communities.”

SELECTED FINANCIAL HIGHLIGHTS

●	Net income was $9.8 million for 2023, which was negatively impacted by the previously mentioned one-time expenses, most significantly the $19.1 million expense for the cash and stock contribution to the Needham Bank Charitable Foundation.
●	Net income, excluding conversion and IPO-related expenses, was $34.3 million for the year ended December 31, 2023.
●	Book value and tangible book value per share were $17.75 and $17.72, respectively, at December 31, 2023.

BALANCE SHEET

Total assets were $4.53 billion as of December 31, 2023, representing an increase of $941.1 million, or 26.2%, from December 31, 2022.

●	Cash and cash equivalents increased to $272.6 million from $156.5 million, a $116.0 million, or 74.1%, increase from the prior year as a result of the conversion and IPO on December 27, 2023.
●	Net loans were $3.86 billion, representing an increase of $866.6 million, or 29.0%, from the prior year as demand for new originations continued. The main driver of the new growth was in commercial real estate loans, which grew $372.0 million, or 36.8%, commercial and industrial loans, which grew $240.5 million, or 97.2%, and residential real estate, which grew $187.1 million, or 18.6%, year-over-year. The growth in residential lending was driven from new originations, of which $38.9 million was fixed rate and $144.4 million was adjustable rate, at a weighted average rate of 6.77% at December 31, 2023.
●	Deposits totaled $3.39 billion representing an increase of $500.6 million, or 17.3%, from the prior year. The increase in deposits from December 31, 2022 was the result of growth in customer deposits, primarily certificates of deposit, which increased $287.4 million, or 23.8% from prior year, along with money market account and noninterest-bearing demand deposit accounts, which increased by $229.1 million, or 34.7%, and $83.0 million, or 18.6%, respectively from December 31, 2022.
●	Shareholders’ equity was $758.0 million, representing an increase of $413.9 million, or 120.3%, from the prior year. The primary driver for the increase was the capital raised during the Company’s mutual-to-stock conversion and IPO, which was completed on December 27, 2023.

NET INTEREST INCOME

Net interest income was $130.1 million for the year ended December 31, 2023, compared to $105.0 million for the prior year, representing an increase of $25.1 million, or 23.9%. The net interest margin was 3.41% for 2023, representing a decrease of eight basis points from the prior year, primarily due to the unprecedented rapid increase in interest rates, which caused an increase in the cost of liabilities used to fund the Company’s loan growth. The increase in interest income was attributable to increases from both rates and volume, which contributed $53.9 million and $46.1 million, respectively. The increase in interest expense for 2023 was primarily driven by increases in rates, which increased interest expense by $54.8 million, along with increases in volume, which increased interest expense by $20.1 million.

NONINTEREST INCOME

Noninterest income was $15.6 million for 2023, compared to $9.3 million for the prior year, representing an increase of $6.3 million, or 67.9%.

●	Customer service fees increased $2.7 million, or 52.1%, from prior year, primarily driven by higher account cash management service charges.
●	Swap contract income was $2.2 million for 2023, compared to $1.3 million in the prior year, representing an increase of $891 thousand.
●	Employee Retention Credit income was $3.5 million in 2023 compared to none in 2022 as the Company received a one-time IRS credit.

NONINTEREST EXPENSE

Noninterest expense for 2023 was $119.9 million, representing an increase of $48.8 million, or 68.5%, from the prior year, and included one-time costs associated with the Company’s mutual-to-stock conversion during the year ended December 31, 2023. Noninterest expense excluding conversion and IPO-related expenses for 2023 was $91.0 million, which represents a $19.9 million, or 27.9%, increase from 2022 as the Company continued to invest in infrastructure to support growth.

●	Charitable contributions expense in 2023 of $20.3 million included $19.1 million of expense resulting from the contribution to the Needham Bank Charitable Foundation in connection with the Company’s mutual-to-stock conversion and IPO.
●	Salaries and benefits were $68.3 million in 2023, representing an increase of $20.9 million from the prior year, primarily due to an $8.3 million increase in employee bonuses for efforts related to the mutual-to-stock conversion and IPO, a $5.5 million increase in salaries and a $1.1 million increase in health insurance benefits, both due to increased head count, and a $1.5 million increase in pension expense as a result of the termination of the Company’s defined benefit plan.
●	Federal Deposit Insurance Corporation and state insurance assessments expense increased by $2.9 million, or 157.4%, to $4.7 million, as a result of asset growth by the Company.

ASSET QUALITY

●	The allowance for credit losses was $32.2 million as of December 31, 2023, or 0.83% of total gross loans, compared to $25.0 million, or 0.83% of total loans at December 31, 2022. The Company recorded provisions for credit losses of $13.9 million for 2023, compared to $6.7 million in 2022. The Company’s provision for credit losses recognized in 2023 include $4.2 million of provisions for unfunded commitments. On January 1, 2023, the Company adopted the current expected credit loss (“CECL”) methodology.

●	Non-performing loans totaled $10.8 million at December 31, 2023, a decrease of $2.1 million from $12.9 million at the end of 2022. Delinquencies were $10.0 million at December 31, 2023, a decrease of $2.9 million from December 31, 2022. Net charge-offs for 2023 amounted to $3.6 million, or 10 basis points of average loans.
●	The Company’s loan portfolio consists of primarily commercial real estate and multifamily loans, one- to four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.
●	The Company’s $210.0 million multifamily real estate loan portfolio consists of high-quality, performing loans primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans.
●	The Company’s $197.2 million office portfolio is predominantly located in the Greater Boston suburbs and mostly consists of Class A and B office space. The typical use of these office loans are medical and lab space and do not consist of high-rise towers located in Boston.

ANNOUNCEMENT OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS

The Company’s Board of Directors has set the date for its 2024 annual meeting of shareholders to be held on Wednesday, May 22, 2024. The annual meeting will be held over the Internet in a virtual meeting format. The record date for shareholders entitled to vote at the meeting will be Monday, April 1, 2024. Shareholders of record will receive additional details and instructions for meeting participation in the proxy materials that will be made available to them in April.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC and DIF.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including net income excluding conversion and IPO-related expenses, noninterest expense excluding conversion and IPO-related expenses, earnings per share excluding conversion and IPO-related expenses, return on average assets excluding conversion and IPO-related expenses, return on average shareholders’ equity excluding conversion and IPO-related expenses, efficiency ratio excluding conversion and IPO-related expenses, tangible shareholders’ equity, tangible assets, tangible book value per share, and efficiency ratio. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities

Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Registration Statement Form S-1 and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Cash and due from banks	$90,485	$131,073
Federal funds sold	182,106	25,472
Total cash and cash equivalents	272,591	156,545

Available-for-sale securities, at fair value	189,465	245,480

Total loans	3,889,279	3,015,445
Allowance for credit losses	(32,222)	(25,028)
Net loans	3,857,057	2,990,417

Accrued interest receivable	17,284	10,837
Banking premises and equipment, net	35,531	35,344
Depositors Insurance Fund, at cost	139	139
Federal Home Loan Bank stock, at cost	14,558	13,182
Federal Reserve Bank stock, at cost	10,323	8,104
Non-public investments	13,713	10,592
Bank-owned life insurance ("BOLI")	50,516	49,006
Prepaid expenses and other assets	53,109	57,167
Income tax refunds receivable	-	4,134
Deferred income tax asset	19,126	11,388
Total assets	$4,533,412	$3,592,335

Liabilities and shareholders' equity

Deposits	$3,387,348	$2,886,743
Mortgagors' escrow accounts	4,229	4,064
FHLB borrowings	283,338	293,082
Accrued expenses and other liabilities	81,325	52,399
Accrued retirement liabilities	19,213	11,982
Total liabilities	3,775,453	3,248,270

Commitments and contingencies

Shareholders' equity

Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value, 120,000,000 shares authorized; 42,705,729 issued and outstanding at December 31, 2023, no shares issued and outstanding at December 31, 2022	427	-
Additional paid-in capital	417,030	-
Unallocated common shares held by Employee Stock Ownership Plan	(13,774)	-
Retained earnings	366,173	358,466
Accumulated other comprehensive loss	(11,897)	(14,401)
Total shareholders' equity	757,959	344,065

Total liabilities and shareholders' equity	$4,533,412	$3,592,335

NB BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	For the years ended December 31,
	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$211,973	$113,760
Interest and dividends on investment securities	4,773	4,954
Interest on cash equivalents and other	3,755	1,798
Total interest and dividend income	220,501	120,512

INTEREST EXPENSE
Interest on deposits	76,394	12,689
Interest on FHLB borrowings	14,050	2,859
Total interest expense	90,444	15,548

NET INTEREST INCOME	130,057	104,964

PROVISION FOR CREDIT LOSSES
Provision for credit losses – allowance for credit losses	9,657	6,700
Provision for credit losses – allowance for unfunded commitments	4,228	-
Total provision for credit losses	13,885	6,700

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	116,172	98,264

NONINTEREST INCOME
Gain from bargain purchase and assumption agreement	-	1,070
Customer service fees	7,817	5,138
Increase in cash surrender value of BOLI	1,510	1,157
Mortgage banking income	581	595
Swap contract income	2,153	1,262
Employee retention credit income	3,452	-
Other income	64	53
Total noninterest income	15,577	9,275

NONINTEREST EXPENSE
Salaries and employee benefits	68,344	47,466
Director and professional service fees	6,232	4,758
Occupancy and equipment expenses	5,192	4,354
Data processing expenses	7,500	5,657
Charitable contribution expense	20,335	1,066
Marketing expenses	2,747	2,338
FDIC and state insurance assessments	4,707	1,829
General and administrative expenses	4,848	3,683
Total noninterest expense	119,905	71,151

INCOME BEFORE TAXES	11,844	36,388

INCOME TAXES	2,019	6,323

NET INCOME	$9,825	$30,065

Weighted average common shares outstanding	42,018,229	N/A
Earnings per share (basic)	$0.23	N/A

NB BANCORP, INC.

NON-GAAP RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Years Ended December 31,
	2023	2022

Net income (GAAP)	$9,825	$30,065

Add:
Noninterest expense components:
Needham Bank Charitable Foundation contribution resulting from IPO	19,082	-
One-time conversion and IPO-related compensation expense	7,931	-
Defined benefit pension termination expense	1,900	-
Permanent tax differences resulting from public company tax laws (1)	3,680	-
Total impact of non-GAAP adjustment	$32,593	$-
Less net tax benefit associated with non-GAAP adjustments	8,096	-
Non-GAAP adjustments, net of tax	24,497	-
Net income excluding conversion and IPO-related expenses (non-GAAP)	$34,322	$30,065
Weighted average common shares outstanding	42,018,229	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	$0.82	N/A
(1)	These amounts are reflected in income tax expense and reflect amounts related to current year compensation and a write-down for future LTIP vesting amounts that are not expected to be deductible on a tax return. These amounts are not included in the calculation of the tax benefit associated with non-GAAP adjustments.

	Years Ended December 31,
	2023	2022

Noninterest expense (GAAP)	$119,905	$71,151

Subtract:
Noninterest expense components:
Needham Bank Charitable Foundation contribution resulting from IPO	19,082	-
One-time conversion and IPO-related compensation expense	7,931	-
Defined benefit pension termination expense	1,900	-
Total impact of non-GAAP noninterest expense adjustments	28,913	-
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$90,992	$71,151

HIDDEN_ROW
	Years Ended December 31,
	2023	2022

Net income excluding conversion and IPO-related expenses (non-GAAP)	$34,322	$30,065

Average assets	3,973,093	3,118,890
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.86%	0.96%
Average shareholders’ equity	365,120	331,872
Return on average shareholders’ equity excluding conversion and IPO-related expenses (non-GAAP)	9.40%	9.06%

	As of December 31,
	2023	2022

Total shareholders’ equity (GAAP)	$757,959	$344,065

Subtract:
Intangible assets (core deposit intangible)	1,227	1,377
Total tangible shareholders’ equity (non-GAAP)	756,732	342,688
Total assets (GAAP)	4,533,412	3,592,335
Subtract:
Intangible assets (core deposit intangible)	1,227	1,377
Total tangible assets (non-GAAP)	$4,532,185	$3,590,958
Tangible stockholders' equity / tangible assets (non-GAAP)	16.7%	9.5%
Total common shares outstanding	42,705,729	N/A
Tangible book value per share (non-GAAP)	$17.72	N/A

HIDDEN_ROW
	Years Ended December 31,
	2023	2022

Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$90,992	$71,151

Total revenue	145,634	114,239
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	62.5%	62.3%

NB BANCORP, INC.

SELECT FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of and for the years ended December 31,
	2023	2022

Earnings data
Net interest income	$130,057	$104,964
Noninterest income	15,577	9,275
Total revenue	145,634	114,239
Provision for credit losses	13,885	6,700
Noninterest expense	119,905	71,151
Pre-tax income	11,844	36,388
Net income	9,825	30,065
Net income excluding conversion and IPO-related expenses (non-GAAP)	34,322	30,065
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	90,992	71,151

Per share data
Earnings per share	$0.23	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	0.82	N/A
Book value per share	17.75	N/A
Tangible book value per share (non-GAAP)	17.72	N/A

Profitability
Return on average assets	0.25%	0.96%
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.86%	0.96%
Return on average shareholders' equity	2.69%	9.06%
Return on average shareholders' equity excluding conversion and IPO-related expenses (non-GAAP)	9.40%	9.06%
Net interest margin	3.41%	3.49%
Cost of deposits	2.34%	0.48%
Efficiency ratio	82.3%	62.3%
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	62.5%	62.3%

Balance sheet
Total assets	$4,533,412	$3,592,335
Total loans	3,889,279	3,015,445
Total deposits	3,387,348	2,886,743
Total shareholders' equity	757,959	344,065

Asset quality
Allowance for credit losses (ACL)	$32,222	$25,028
ACL / Total nonperforming loans (NPLs)	297.8%	194.5%
Total NPLs / Total loans	0.28%	0.43%
Net charge-offs / Average total loans	0.10%	0.00%

Capital ratios
Shareholders' equity / Total assets	16.7%	9.6%
Tangible shareholders' equity / tangible assets (non-GAAP)	16.7%	9.5%